FX ENERGY POLAND SP. ZO.O

FX ENERGY, INC.

FX ENERGY NETHERLANDS PARTNERSHIP CV

FX ENERGY NETHERLANDS BV

and

THE ROYAL BANK OF SCOTLAND PLC

____________________________________________

SUBORDINATION DEED

______________________________________

SUBORDINATION DEED

SUBORDINATION DEED, dated 21 December 2006 (“Deed”) by:

(1)	FX POLAND SP. ZO.O., (“Borrower”);
(2)	FX ENERGY, INC., (“Parent”);
(3)	FX ENERGY NETHERLANDS PARTNERSHIP CV., (“FX Partnership”);
(4)	FX ENERGY NETHERLANDS BV., (“FX Netherlands”); and
(4)	THE ROYAL BANK OF SCOTLAND PLC, (“Lender”).

WHEREAS:

(a)

The Parent, FX Partnership, FX Netherlands, the Borrower and the Lender entered into a senior facility agreement dated 17 November 2006 (the “Senior Facility Agreement”) pursuant to which the Lender has agreed to make Loans (as such term is defined in the Senior Facility Agreement) to the Borrower, subject to and on the terms and conditions set forth in the Senior Facility Agreement; and

(b)	It is a condition precedent to the disbursement of Loans under the Senior Facility Agreement that the Parent, FX Partnership, FX Netherlands and the Borrower enter into this Deed.

NOW, THEREFORE, the parties agree as follows:

1	INTERPRETATION
1.1	Definitions

Wherever used in this Deed, unless otherwise defined herein, terms defined in the Senior Facility Agreement shall have the same meanings herein. The following additional terms shall have the meanings opposite them:

“Acceleration Event” means any event of default or other event entitling a creditor of the Borrower to accelerate the due date of any liability;

“Accession Undertaking” means each accession undertaking, in the form set out in Annex A, entered into by an Additional Subordinated Creditor;

“Additional Subordinated Creditor” means any Affiliate of the Parent, FX Partnership, FX Netherlands or the Borrower that executes an Accession Undertaking and provides Subordinated Debt to the Borrower;

“FX Netherlands Subordinated Loan Agreement” means a loan agreement with an effective date of 1 January 2006, between FX Netherlands and the Borrower;

“FX Partnership Subordinated Loan Agreement” means a loan agreement with an effective date of 1 January 2006, between FX Partnership and FX Netherlands;

“Insolvency Event” means the occurrence of any of the events described in Clauses 22.6 to 22.9 of the Senior Facility Agreement;

“Interest” means interest at the rate referred to in Clause 9.3 (Default Interest) of the Senior Facility Agreement;

“Loans” has the meaning given in the Recitals;

“Obligors” means the Borrower and the Subordinated Creditors;

“Senior Debt” means all or any of the obligations and liabilities of the Borrower and the Subordinated Creditors to the Lender under or connected with the Senior Facility Agreement;

“Senior Facility Agreement” has the meaning given in the Recitals;

“Subordinated Creditor” means (i) each of the Parent, FX Partnership and FX Netherlands, and (ii) any Additional Subordinated Creditor;

“Subordinated Debt” means (i) all of the Borrower’s obligations and liabilities to the Subordinated Creditors or any of their Affiliates (including, for the avoidance of doubt, pursuant to the FX Netherlands Subordinated Loan Agreement) (ii) all of FX Netherlands’ obligations and liabilities to the Parent and FX Partnership or any of their Affiliates (including, for the avoidance of doubt, pursuant to the FX Partnership Subordinated Loan Agreement), and in any currency (whether present or future, actual or contingent and whether as principal or surety or incurred alone or jointly with another), including interest, fees, banking charges, commission and expenses;

“Subordinated Debt Documentation” means all present and future documents and agreements relating to the Subordinated Debt (including, for the avoidance of doubt, the Subordinated Loan Agreements), the terms of which shall be acceptable to the Lender; and

“Subordinated Loan Agreements” means the FX Netherlands Subordinated Loan Agreement and the FX Partnership Subordinated Loan Agreement and any other loan agreement creating or acknowledging Subordinated Debt.

1.2	Interpretation
In this Deed, unless the context otherwise requires:
(a)	each reference to: “Subordinated Debt” or “Senior Debt” or “Subordinated Debt Documentation” is deemed to include a reference to any part of it;
(b)	headings are for convenience only and do not affect the interpretation of this Deed;
(c)	except where the context requires otherwise, words importing the singular include the plural and vice versa;
(d)	a reference to an Annex, Article, party, Schedule or Clause is a reference to that article or section of, or that party, annex or schedule to, this Deed;
(e)

a reference to a document includes an amendment or supplement to, or replacement or novation of, that document, but does not include any amendment, supplement, replacement or novation made in breach of this Deed;

(f)	a reference to a party to any document includes that party’s successors and permitted assigns;
(g)	a provision of a statute, rule, or regulation is, unless otherwise indicated, deemed to include a reference to such provision as amended, modified, or re-enacted;
(h)

the term “including” (and forms thereof) means “including without limitation” and any list of examples following such term shall in no way restrict or limit the generality of the word or provision in respect of which such examples are provided;

(i)	a reference to any condition or representation by any person being to such person’s knowledge shall be deemed to be to such person’s knowledge after due inquiry;
(j)	covenants and undertakings given by two or more persons bind those persons jointly and severally; and
(k)	no part of this Deed is intended to or shall create a registrable Security.
2	SUBORDINATED DEBT PAYMENTS
2.1	Permitted Payments

Subject to Clause 2.2, the Borrower and FX Netherlands shall be entitled to pay in cash, and each Subordinated Creditor shall be entitled to receive, payments and repayments of the Subordinated Debt on their regularly scheduled due dates and prepayments of the Subordinated Debt, but only when each such payment, repayment or prepayment is permitted under Clause 21.16 (Distribution) of the Senior Facility Agreement or has otherwise been permitted by the Lender in writing.

2.2	Payments upon Default

Without limiting any other restrictions in the Senior Facility Agreement, if any Default under the Senior Facility Agreement has occurred and is continuing or would result from the making of any payment, neither the Borrower nor FX Netherlands shall make, and no Subordinated Creditor shall demand or accept any payment (whether such payment is by actual payment, set-off, combination of accounts, counterclaim or otherwise, and whether in respect of principal, interest, fees or otherwise) on any Subordinated Debt (including any payment under Clause 2.1), unless and until (i) such Default is cured or expressly waived in writing by the Lender or (ii) the date on which all amounts owed to the Lender under the Senior Facility Agreement have been unconditionally and irrevocably paid in full.

3	SUBORDINATION COVENANTS
3.1	Subordination Covenants by the Borrower and FX Netherlands

Except as expressly permitted in Clause 0, so long as any Senior Debt is or may become outstanding, neither the Borrower nor FX Netherlands will (except with the Lender’s prior consent in writing, such consent not to be unreasonably withheld or delayed):

(a)

pay, prepay or repay, or make any distribution in respect of, or purchase or acquire, the Subordinated Debt, in cash or kind (provided that for avoidance of doubt, if the conditions specified in Clause 0 are satisfied, the Borrower and FX Netherlands may make such payments);

(b)	permit any Affiliate to purchase or acquire the Subordinated Debt;
(c)	set off any amount against the Subordinated Debt;
(d)	create or permit to subsist Security over any of the Borrowing Base Assets except for the Security created by the Security Documents;
(e)	permit the Subordinated Debt to be evidenced by a negotiable instrument, unless the instrument is legended with this subordination and is deposited with the Lender;
(f)

convert the Subordinated Debt into share capital of the Borrower or FX Netherlands or any other Subordinated Creditor unless, simultaneously with such conversion and as a condition to the effectiveness thereof, the Lender receives a valid, first ranking and perfected Security interest over all of the shares issued in connection with such conversion;

(g)	take or omit to take any action whereby the subordination achieved by this Deed may be impaired;
(h)	amend or grant any waiver with respect to any provision of any Subordinated Debt Documentation; or
(i)

incur any Financial Indebtedness from any member of the Group unless and until such member of the Group becomes a party to this Subordination Deed as a Subordinated Creditor by executing an Accession Undertaking.

3.2	Subordination Covenant by the Subordinated Creditors

So long as any Senior Debt is or may become outstanding, each Subordinated Creditor will not (except with the Lender’s prior consent in writing):

(a)

demand or receive payment of, or any distribution in respect or on account of, the Subordinated Debt, in cash or kind, from the Borrower or FX Netherlands or any other source, or apply any money or assets in discharge of Subordinated Debt (provided that for avoidance of doubt, if the conditions specified in Clause 2.1 are satisfied, a Subordinated Creditor may receive such payments);

(b)	set off the Subordinated Debt against any amount owed by it to the Borrower or FX Netherlands;
(c)	permit to subsist or receive the benefit of a Security, guarantee, indemnity or assurance against loss from the Borrower, FX Netherlands or any other person as security for the Subordinated Debt;
(d)	permit the Subordinated Debt to be evidenced by a negotiable instrument, unless the instrument is legended with this subordination and is deposited with the Lender;
(e)

convert the Subordinated Debt into share capital of the Borrower or FX Netherlands or any other Subordinated Creditor unless, simultaneously with such conversion and as a condition to the effectiveness thereof, the Lender receives a valid, first ranking and perfected Security interest over all of the shares (or in the case of FX Partnership, all of the partnership interest) issued in connection with such conversion;

(f)	subject to Clause 0, accelerate the Subordinated Debt or otherwise declare the Subordinated Debt prematurely payable on the occurrence of an Acceleration Event or otherwise;
(g)	subject to Clause 0, enforce the Subordinated Debt by execution or otherwise;
(h)	subject to Clause 0, initiate, support or take any steps which would cause an Insolvency Event; or
(i)	amend or grant any waiver with respect to any provision of any Subordinated Debt Document.

4             SUBORDINATION OF THE SUBORDINATED CREDITORS ON THE BORROWER’S INSOLVENCY

4.1	Subordination
If an Insolvency Event occurs:
(a)	the Subordinated Debt will be subordinate in right of payment to the Senior Debt;
(b)	the Lender may and is irrevocably authorized on behalf of each Subordinated Creditor to:
(i)	claim, enforce and prove for the Subordinated Debt or take any analogous action anywhere;

(ii)	file claims and proofs, give receipts and take all such proceedings and do all such things as the Lender sees fit to recover the Subordinated Debt or take any analogous action anywhere; and
(iii)	receive all distributions on the Subordinated Debt for application towards the Senior Debt;
(c)	if and to the extent that the Lender is not entitled to do any of the things mentioned in Clause 4.1(b), each Subordinated Creditor will do so immediately or as directed by the Lender;
(d)

each Subordinated Creditor will hold all payments and distributions in cash or in kind received or receivable by it in respect of the Subordinated Debt from the Borrower or its estate or from any other source in trust for the Lender to the extent of the Senior Debt and will pay and transfer them to the Lender for application towards the Senior Debt until the Senior Debt is irrevocably paid in full;

(e)

the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the Borrower or their proceeds is, pursuant to any provision of any insolvency law, directed to make all payments and distributions on the Subordinated Debt direct to the Lender until the Senior Debt is irrevocably paid in full, and each Subordinated Creditor will give all such notices and do all such things as the Lender may direct to give effect to this Clause 4.1(e).

4.2	Failure of Trust

If for any reason a trust in favour of, or a holding of property for, the Lender under this Deed is invalid or unenforceable for any reason whatsoever, each Subordinated Creditor will pay and deliver to the Lender an amount equal to the payment, receipt or recovery in cash or in kind (or its value, if in kind) that such Subordinated Creditor otherwise would have been bound to hold on trust for or as property of the Lender.

5	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS
5.1	Representations and Warranties of the Subordinated Creditors
Each of the Subordinated Creditors represents and warrants to the Lender that:
(a)

it is a company (or in the case of FX Partnership, a limited partnership) duly organized and validly existing under the laws of its jurisdiction of incorporation, and it has the corporate or other power and has obtained all required Authorizations to own its assets, conduct its business as presently conducted and to enter into and comply with its obligations under this Deed and each other Transaction Document to which it is a party;

(b)

its execution and delivery of this Deed and each other Transaction Document to which it is a party and the performance of its obligations under this Deed and each such Transaction Document have been duly authorized;

(c)

its execution and delivery of this Deed and each other Transaction Document to which it is a party and the performance of its obligations under this Deed will not cause it to be in breach of any other agreement to which it is a party;

(d)

it has duly executed this Deed and each other Transaction Document to which it is a party, and this Deed and each such Transaction Document constitute its valid and legally binding obligations enforceable in accordance with their terms;

(e)

neither its execution and delivery of this Deed and each other Transaction Document to which it is a party nor its performance of its obligations under this Deed and each such Transaction Document will (i) conflict with or result in a material breach of any of the terms, conditions or provisions of, or constitute a material default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which it is a party or that is binding or purports to be binding upon it or (ii) violate any judgment, decree or order or any statute, rule or regulation or any of the terms or provisions of its constitutive documents;

(f)

all Authorisations required for the execution and delivery by it of this Deed and each other Transaction Document to which it is a party and the performance by it of its obligations under this Deed and each such Transaction Document have been duly obtained or granted and are in full force and effect;

(g)	neither it nor any of its property enjoys any right of immunity from set-off, suit or execution in respect of its assets or its obligations under this Deed;
(h)

all tax returns and reports of it required by law to be filed have been duly filed and all Tax, obligations, fees and other governmental charges upon it, or its properties, or its income or assets, which are due and payable or to be withheld, have been paid or withheld, other than those presently payable without penalty or interest;

(i)

to the best of its knowledge and belief, it is not in violation of any statute or regulation of any Governmental Authority and no judgment or order has been issued that has or is likely to have any materially adverse effect on its business prospects or financial condition or to make it improbable that it will be able to observe or comply with its obligations under this Deed;

(j)

it has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution, administration or re-organization or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues;

(k)

neither it nor any Affiliates, nor any person acting on its or their behalf, has made, with respect to the Project or any transaction contemplated by this Deed, any payment that would be prohibited by the Applicable Law, including any offer, gift, payment, promise to pay or authorization of the payment of any money or anything of value, directly or indirectly to any person for the purpose of influencing any act or decision or omission of any person in order to obtain, retain or direct business to, or secure improper benefit or advantage for the Borrower or any of its Affiliates; and

(l)	none of the representations and warranties in this Clause 5.1 omits any matter the omission of which makes any of such representations and warranties misleading.

5.2	Representations and Warranties of the Borrower

The Borrower confirms the representations and warranties set forth in Clauses 19 (Representations) to 21 (General Undertakings) of the Senior Facility Agreement.

5.3	Legal Opinion

Each of the Borrower and each Subordinated Creditor undertakes that it will, on demand, obtain or pay to the Lender the reasonable costs incurred by the Lender in obtaining at any time a written opinion from lawyers acceptable to the Lender confirming that the representations and warranties in Clause 5.1 or Clause 5.2 are correct and as to any other matters relevant, in the Lender’s opinion, to the Borrower or to each Subordinated Creditor or this Deed.

5.4	Power of Attorney

Each Subordinated Creditor, by way of security, irrevocably appoints the Lender to be the attorney for such Subordinated Creditor (with full power of substitution and delegation) in such Subordinated Creditor’s name and on such Subordinated Creditor’s behalf and as such Subordinated Creditor’s act and deed to sign or execute all such deeds, instruments and documents and do all such acts and things as may be required by the Lender pursuant to this Deed or the exercise of any of its powers.

5.5	Consent of the Subordinated Creditors

Notwithstanding anything to the contrary contained in this Deed, each of the Subordinated Creditors, jointly and severally, acknowledges and consents to all of the actions being taken in and pursuant to the Senior Facility Agreement and the Security Documents and hereby consents to the Borrower incurring Financial Indebtedness pursuant to the Senior Facility Agreement.

5.6	Lender Reliance

Each of the Borrower and each Subordinated Creditor acknowledges that it makes the representations in this Clause 0 with the intention of inducing the Lender to enter into this Deed and the other Transaction Documents and that the Lender enters into this Deed and such other Transaction Documents on the basis of, and in full reliance on, each such representation.

6	PROTECTION OF SUBORDINATION
6.1	Action or Inaction by the Lender

The Lender may, without the consent of or notice to the Subordinated Creditors and without releasing, reducing or otherwise affecting the subordination provisions of this Deed or any Subordinated Creditor’s obligations under this Deed to the Lender:

(a)

discontinue, increase, reduce or otherwise vary in any way any credit or financial accommodation to the Borrower, any other Subordinated Creditor, or any other person or grant to the Borrower or any other person any new or increased facility or accommodation;

(b)	increase or otherwise vary the rate of interest, commission, fees or banking charges payable by the Borrower, any other Subordinated Creditor, or any other person to the Lender;

(c)	allow to the Borrower or to any other person any time, consideration or indulgence or make any concession to or compound with the Borrower, any other Subordinated Creditor, or any other person;
(d)

enter into, renew, vary or terminate any agreement or arrangement with or liability of the Borrower, any other Subordinated Creditor, or any other person or enter into, renew, vary, release or refrain from taking, perfecting or enforcing any present or future security, guarantee, indemnity or other assurance against loss or right which the Lender now or in the future holds from the Borrower or any other person;

(e)	release or discharge in whole or in part any Subordinated Creditor from this Deed; or
(f)	do or neglect to do anything or delay in doing anything that (but for this Clause 6.1(f)) might operate to release or reduce any Subordinated Creditor’s obligations under this Deed.
6.2	Other Circumstances

Each Subordinated Creditor’s obligations to the Lender under this Deed shall not be affected by:

(a)

the absence of or any defective, excessive or irregular exercise of the powers of the Borrower or any other Subordinated Creditor, including lack of authority of any person purporting to be acting for the Borrower or any other Subordinated Creditor;

(b)

any security given or payment made to the Lender by the Borrower, any other Subordinated Creditor, or any other person being avoided or reduced under any law (English, Dutch, Polish or other applicable law) relating to bankruptcy, liquidation or analogous circumstances in force from time to time;

(c)	any change in the Lender’s, any Subordinated Creditor’s or the Borrower’s constitutive documents or composition (if a partnership or unincorporated body);
(d)	the insolvency of any Subordinated Creditor or the Borrower or any Subordinated Creditor or the Borrower not being a legal entity;
(e)

any guarantee, indemnity, other assurance against loss or security present or future held by the Lender being defective, void or unenforceable or not binding or not completed or perfected or the failure of the Lender to take any guarantee, indemnity or other assurance against loss or security;

(f)

this Deed or any of its terms not being or ceasing to be binding upon any other Subordinated Creditor, whether or not by agreement with the Lender the failure of any prospective Subordinated Creditor to execute or to perfect or to be bound by this Deed or any of its terms for any reason; or any of the subordinations intended to be established by this Deed being or becoming void, invalid or unenforceable;

(g)	any compromise or arrangement under any applicable insolvency law;

(h)

the existence or non-existence of any document (other than this Deed) or any fact, circumstance or mistake (whether or not known to each Subordinated Creditor, the Borrower, the Lender or any other person) or the construction or interpretation of any document, fact or circumstance that could or might at common law or in equity make the Senior Debt void, invalid, voidable or unenforceable; or

(i)	anything that would, in the absence of this Clause 6.2(i), release or reduce any Subordinated Creditor’s obligations to the Lender.
6.3	Fluctuations in Subordinated Debt

This Deed shall not be affected by any fluctuations in the amount of the Subordinated Debt from time to time and shall continue in effect, despite the existence at any time of a credit balance on any current or other account.

7	PRESERVATION OF THE LENDER’S RIGHTS
7.1	Preservation of Security and Rights

This Deed is in addition to any guarantee or indemnity or other assurance against loss or rights or security held currently or in the future by the Lender from each Subordinated Creditor, the Borrower or any other person for the Senior Debt and shall not merge with or prejudice or be prejudiced by any such guarantee, indemnity, other assurance against loss, rights or security or any other contractual or legal rights of the Lender.

7.2	Release Conditional on No Subsequent Avoidance

Any release, settlement, discharge or arrangement relating to each Subordinated Creditor’s liability under this Deed shall be conditional upon no payment, assurance or security received by the Lender in respect of the Senior Debt being avoided or reduced under any applicable law (English, Polish, Dutch or other foreign) relating to insolvency or analogous circumstances in force from time to time. The Lender may, after any such avoidance or reduction, exercise all or any of its rights under this Deed and/or any other rights that it would have been entitled to exercise, but for such release, settlement, discharge or arrangement. Following the discharge of all of the Senior Debt, the Lender may retain any security held by the Lender for such Subordinated Creditor’s liability under this Deed until the Lender is satisfied that it will not have to make any repayment under any law referred to in this Clause 7.2.

7.3	The Lender’s Exercise of Other Remedies
The Lender may, but shall not be obliged to:
(a)	resort, for its own benefit, to any other means of payment at any time and in any order it thinks fit without releasing or reducing the obligations of any Subordinated Creditor under this Deed; and
(b)

claim the benefit of or enforce this Deed either before or after resorting to other means of payment and, if after, without entitling any Subordinated Creditor to any benefit from the other means of payment for so long as the Senior Debt remains due, owing or payable (whether actually or contingently).

7.4	Subrogation

At any time during when the Senior Debt is outstanding and after a claim has been made under this Deed or by virtue of any payment or performance by a Subordinated Creditor under this Deed, a Subordinated Creditor:

(a)	will not be subrogated to any rights, security or monies held, received or receivable by the Lender;
(b)	will not be entitled to any right of contribution or indemnity in respect of any payment made or monies received on account of a Subordinated Creditor’s liability under this Deed;
(c)	may not claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with the Lender; or
(d)	may not receive, claim or have the benefit of any payment, distribution or security from or on account of the Lender, or exercise any right of set off as against the Lender.

A Subordinated Creditor must hold in trust for and immediately pay or transfer to the Lender any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Lender under this Clause as directed by the Lender.

8	APPROPRIATION
8.1	Appropriation

The Lender may at any time while the Senior Debt is outstanding:

(a)	withhold affecting the liability of a Subordinated Creditor under this Deed:
(i)	refrain from applying or enforcing any other monies, security or rights held or received by the Lender in respect of those amounts; or
(ii)	apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise); and
(b)	hold in an interest-bearing suspense account any monies received from any Subordinated Creditor or on the account of the liability of any Subordinated Creditor under this Deed.
9	MERGER OR AMALGAMATION
9.1	Merger or Amalgamation

The Senior Debt shall extend to all liabilities of the Borrower or Subordinated Creditor to the Lender, notwithstanding any change of name of the Lender and/or the Lender’s absorption by or in or amalgamation with any other bank or entity or the acquisition of all or part of its undertaking by any other bank or entity and to all sums in respect of advances and other banking facilities from such other bank or entity.

10	ASSIGNMENT AND TRANSFER
10.1	Consent to Assignment/Transfer by the Lender

By this Deed, each of the Subordinated Creditors and the Borrower gives its irrevocable consent and continuing agreement to the assignment and/or transfer by the Lender of any one or more of its rights and/or obligations under this Deed on the terms and conditions set out in Clause 23 (Changes to the Parties) of the Senior Facility Agreement which terms and conditions are incorporated herein by reference mutatis mutandis.

10.2	Effect of Assignment by the Lender of Rights

Upon receipt by each Subordinated Creditor or the Borrower of written notice of any assignment of rights against it under this Deed, such assignment shall take effect as an absolute assignment and the assignee shall accordingly be entitled to sue each Subordinated Creditor or the Borrower without joining the assignor as a party to the proceedings. For the avoidance of doubt, the assignor shall be entitled to sue each Subordinated Creditor or the Borrower pursuant to any right not assigned without joining the assignee as a party to the proceedings.

10.3	Effect of Transfer by the Lender of Obligations

Each of the Subordinated Creditors and the Borrower irrevocably agrees that, if it receives written notice of any transfer of obligations owed to it under this Deed and the transferee confirms in such notice that it will perform such transferred obligations, then upon receipt of such notice such obligations shall be novated and, after that, shall be owed to such Subordinated Creditor or the Borrower by the transferee and not by the transferor.

10.4	No Assignment or Transfer by the Subordinated Creditors or the Borrower

Neither the Borrower nor any Subordinated Creditor may assign or transfer any one or more of its rights (if any) or obligations under this Deed.

10.5	Assignment of Subordinated Debt

So long as any Senior Debt is or may become outstanding, each Subordinated Creditor will not:

(a)	assign or dispose of, or create or permit to subsist any Security over, the Subordinated Debt or any interest in the Subordinated Debt or its proceeds to or in favour of any person;
(b)	subordinate any of the Subordinated Debt or its proceeds to any sums owing by the Borrower to any person other than the Lender; or
(c)	transfer by novation or otherwise any of its rights or obligations under any Subordinated Debt Documentation or in respect of any Subordinated Debt to any person.
10.6	Endorsement of Subordinated Debt Documentation

Each Subordinated Creditor will (1) endorse a memorandum of this Deed on all Subordinated Debt Documentation and (2) include a note in its published balance sheets or other financial statements indicating the subordination effected by this Deed.

11	GOVERNING LAW AND ENFORCEMENT
11.1	Governing Law

This Deed is governed by English law.

11.2	Jurisdiction
(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a “Dispute”).

(b)	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.
(c)

This Clause 11.2 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

11.3	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)

irrevocably appoints Law Debenture Corporate Services Limited, currently at Fifth Floor, 100 Wood Street, London, EC2V, England 7EX as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed and/or any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
11.4	Waiver of immunity

Each Obligor irrevocably and unconditionally:

(a)

agrees not to claim any immunity from proceedings brought by the Lender against that Obligor in relation to this Deed and/or any Finance Document and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and
(c)	waives all rights of immunity in respect of it or its assets.

12	MISCELLANEOUS
12.1	Interest

Any amounts due to the Lender by a Subordinated Creditor that are not paid upon a demand by the Lender shall accrue Interest. After such a demand, Interest will be calculated on the amount demanded, together with accrued interest as at the date of the demand. Interest payable by each Subordinated Creditor to the Lender will accrue both before and after judgment on a daily basis and on the basis of a 360 or 365 day year according to the usual practice of the Lender and shall be compounded (both before and after judgment) according to the usual practice of the Lender or, if there is no such practice, quarterly.

12.2	More Than One Subordinated Creditor
In this Deed:
(a)	the liability of each Subordinated Creditor under this Deed shall, unless the context otherwise requires, be joint and several;
(b)	any communication under this Deed shall be deemed to be served on every Subordinated Creditor if served on any Subordinated Creditor; and
(c)	if any person is admitted as a partner of such firm the other partners shall procure that such new partner undertakes to adopt and be bound by this Deed as if he had originally been a party to it.
12.3.	Prohibited Recoveries by the Subordinated Creditors

If, contrary to Clauses 0 or 0, any Subordinated Creditor receives any monies or benefit from any source in relation to the Subordinated Debt, it shall pay an amount equal to (or to the value of) such monies or the benefit to the Lender for application towards the Senior Debt until the Senior Debt is irrevocably paid in full.

12.4	No Rights for the Borrower

The Borrower does not have any rights under or by virtue of this Deed.

12.5	Perpetuity

The perpetuity period for the trusts in this Deed is 80 years.

12.6	Amendments

No amendment of the terms of this Deed shall be valid unless in writing signed by each Subordinated Creditor and the Borrower and confirmed in writing by the Lender.

12.7	Counterparts

This Deed may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same Deed.

12.8	Currency Indemnification
(a)

The Obligors’ obligations hereunder to make payments in Dollars shall not be discharged or satisfied by any tender or any recovery pursuant to any judgment that is expressed in, paid in, or converted into any currency other than Dollars.

(b)

If the Lender receives an amount in respect of any Obligor’s liability under this Deed or any other Transaction Document or if that liability is converted into a claim, proof, judgment or order in a currency other than Dollars:

(i)	such Obligor shall indemnify the Lender as an independent obligation against any loss or liability arising out of or as a result of the conversion;
(ii)

if the amount received by the Lender, when converted into Dollars at a market rate in the usual course of its business is less than the amount owed in Dollars, such Obligor shall forthwith on demand pay to the Lender an amount in Dollars equal to the deficit;

(iii)	such Obligor shall pay to the Lender on demand any exchange costs and taxes payable in connection with any such conversion; and
(iv)	such Obligor waives any right it may have in any jurisdiction to pay any amount under this Deed in a currency other than that in which it is expressed to be payable.
(c)

The foregoing indemnity shall constitute a separate obligation of each Obligor distinct from its other obligations hereunder and shall survive the giving or making of any order or judgment in relation to any of such other obligations.

(d)

To the extent that the undertaking in the preceding paragraphs of this Clause 12.8 may be unenforceable because it is violative of any law or public policy, each Obligor will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction at such undertaking.

12.9	English Language
(a)	All documents to be provided or communications to be given or made under this Deed shall be in the English language;
(b)	All other documents provided under or in connection with any Finance Document must be:
(i)	in English; or
(ii)

if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

12.10	Notices

Any communication to be made under or in connection with this Deed and the other Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

12.11	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Deed and the other Finance Documents is:

(a)	in the case of each Obligor, that identified with its name below;
(b)	in the case of the Lender, that identified with its name below or any substitute address, fax number or department or officer as the party may notify to the other parties by not less than five Business Days’ prior notice.

The Borrower
Address:	FX Energy Poland Sp. ZO.O
ul. Chalubinskiego 8
00-613 Warsaw, Poland
Fax: +48 22 630 6632
Attention: Country Manger

The Parent
Address:	FX Energy, Inc.
3006 Highland Drive, Suite 206
Salt Lake City, Utah, 84106
United States of America
Fax: +1 801 486 5575
Attention: Chief Financial Officer

FX Partnership
Address:	FX Energy C.V.
3006 Highland Drive, Suite 206
Salt Lake City, Utah, 84106
United States of America
Fax: +1 801 486 5575
Attention: Chief Financial Officer

FX Netherlands
Address:	FX Energy B.V.
3006 Highland Drive, Suite 206
Salt Lake City, Utah, 84106
United States of America
Fax: +1 801 486 5575
Attention: Chief Financial Officer

The Lender
Address:	The Royal Bank of Scotland plc
Project Finance
135 Bishopsgate
London EC2M 3UR
Fax: +44 (0)20 7085 5578
Attention: Colin Bousfield / Jonathan Verlander

12.12	Waivers and remedies cumulative

The rights of the Lender under this Deed and the other Finance Documents:

(a)	may be exercised as often as necessary;
(b)	are cumulative and not exclusive of its rights under the general law; and
(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

12.13	Rights of Third Parties

A person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed.

12.14	Saving of Rights
(a)

The rights and remedies of the Lender in relation to any misrepresentation or breach of warranty on the part of each of the Obligors shall not be prejudiced by any investigation by or on behalf of the Lender into the affairs of the Obligors, by the execution or the performance of this Deed or by any other act or thing which may be done by or on behalf of the Lender in connection with this Deed and which might, apart from this Clause 12.14, prejudice such rights or remedies; and

(b)

No course of dealing and no failure or delay by the Lender in exercising, in whole or in part, any power, remedy, discretion, authority or other right under this Deed or any other agreement shall waive or impair, or be construed to be a waiver of or an acquiescence in, such or any other power, remedy, discretion, authority or right under this Deed, or in any manner preclude its additional or future exercise; nor shall the action of the Lender with respect to any default, or any acquiescence by it therein, affect or impair any right, power or remedy of the Lender with respect to any other default. All waivers or consents given under this Deed shall be in writing.

12.15	Partial Invalidity

If, at any time, any provision of this Deed or any other Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

12.16	Successors and Assigns

This Deed binds and benefits the respective successors and permitted assigns of its parties. However, no Obligor may assign, transfer or delegate any of its rights or obligations under this Deed without the prior written consent of the Lender. The rights and obligations of the Lender under this Deed may be freely and unconditionally assigned, transferred or otherwise disposed of, in whole or in part, by the Lender to any person, corporate or otherwise, that is an assignee of the Loans on the terms and conditions set out in Clause 23 (Changes to the Parties) of the Senior Facility Agreement which terms and conditions are incorporated herein by reference mutatis mutandis. An assignment, transfer or disposal by the Lender of any of its rights, benefits and obligations under this Deed shall release the Lender from applicable obligations. Any aforesaid assignee/transferee of the Lender shall be deemed to be a party to this Deed as the Lender. Any purported assignment, transfer or disposal in violation of this Clause 12.16 shall be void.

12.17	Survival

All indemnities set forth herein shall survive the execution and delivery of this Deed and the repayment of the Loans and all other amounts payable hereunder.

12.18	Term of Deed

This Deed shall come into effect on the date of this Deed (except with respect to the Parent, in which case it shall come into effect on the earlier of the date of first Disbursement or the date on which the Parent receives all necessary approvals for this Agreement) and shall continue in force until the Senior Debt is irrevocably and unconditionally paid and discharged in full and the Lender confirms thereof to the Borrower in writing.

(The remainder of this page was left blank intentionally.)

ANNEX A

FORM OF ACCESSION UNDERTAKING

This Accession Undertaking, dated [_____] (“Accession Undertaking”), is made as a deed by [_____], a [_____] (“Additional Subordinated Creditor”), to [The Royal Bank of Scotland PLC] (“Lender”). Whenever used in this Accession Undertaking, unless otherwise defined herein or unless the context otherwise requires, terms defined in the Subordination Deed, (“Subordination Deed”), dated November [_____], 2006 by [FX Energy Poland SP. Z O.O.], [FX Energy, Inc.], FX Energy Netherlands Partnership CV and FX Energy Netherlands BV to the Lender shall have the same meanings when used in this Accession Undertaking.

WHEREAS:

(A)

The Additional Subordinated Creditor has proposed to provide a credit facility to [the Borrower] in the principal amount of [_____] US Dollars (US$[_____]) pursuant to the documents listed on Annex A to this Accession Undertaking (“Subordinated Debt Documentation”); and

(B)	It is a requirement of the Subordination Deed that the Additional Subordinated Creditor become a party to the Subordination Deed by executing and delivering this Accession Undertaking to the Lender.

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

(1)

The Additional Subordinated Creditor hereby adopts and agrees to the terms and conditions of, to be bound by and to perform and comply with all of the obligations under the Subordination Deed as if it were a named Subordinated Creditor therein.

(2)

The Additional Subordinated Creditor confirms that the representations and warranties set forth in Clause 0 of the Subordination Deed as applicable to a Subordinated Creditor are true and correct as of the date hereof and each subsequent Utilisation Date with respect to the Additional Subordinated Creditor.

(3)

Any notice, request or other communication to be given or made to the Additional Subordinated Creditor under this Accession Undertaking or the Subordination Deed shall be delivered to the address specified below or at such other address as it may notify the other parties to the Subordination Deed from time to time.

[_____]

[_____]

[_____]

Attention: [_____]

Facsimile: [_____]

Telephone: [_____]

(4)

By their signatures below, the Lender and each of the existing Subordinated Creditors hereby acknowledge the addition of the Additional Subordinated Creditor as a Subordinated Creditor under the Subordination Agreement.

(5)	This Accession Undertaking shall be governed by and construed in accordance with the laws of England.
(6)

This Accession Undertaking may be executed in one or more counterparts and by one or more parties to any counterpart, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties, acting through their duly authorized representatives, have caused this Accession Undertaking to be executed in their respective names on the day and year first written above.

Executed and Delivered as a Deed by

[Additional Subordinated Creditor]

Acting By: _______________________

Name:	__________________________
Title:	__________________________

Executed and Delivered as a Deed by

FX ENERGY POLAND SP. ZO.O.

Acting By: _______________________

Name:	__________________________
Title:	__________________________

Executed and Delivered as a Deed by

FX ENERGY INC

Acting By: _______________________

Name:	__________________________
Title:	__________________________

Executed and Delivered as a Deed by

FX ENERGY NETHERLANDS PARTNERSHIP CV

Acting By: _______________________

Name:	__________________________
Title:	__________________________

Executed and Delivered as a Deed by

FX ENERGY NETHERLANDS BV

Acting By: _______________________

Name:	__________________________
Title:	__________________________

Executed and Delivered as a Deed by

THE ROYAL BANK OF SCOTLAND PLC

Acting By: _______________________

Name:	__________________________
Title:	__________________________

ANNEX B

SUBORDINATED DEBT LOAN DOCUMENTATION

IN WITNESS WHEREOF, the parties, acting through their duly authorized representatives, have caused this Subordination Deed to be executed as a Deed in their respective names on the day and year first written above.

Executed and Delivered as a Deed by

FX ENERGY POLAND SP. ZO.O.

Acting By: /s/ David N. Pierce

Name: David N. Pierce

Title: Director

Executed and Delivered as a Deed by

FX ENERGY INC

Acting By: /s/ Clay Newton

Name: Clay Newton

Title: Director

Executed and Delivered as a Deed by

FX ENERGY NETHERLANDS PARTNERSHIP CV

David Pierce, for and on behalf of FX Drilling Company, Inc., which in turn acts in its capacity of general partner of FX Energy Netherlands Partnership CV.

Acting By: /s/ David N. Pierce

Name: David N. Pierce

Title: Director

Executed and Delivered as a Deed by

FX ENERGY NETHERLANDS BV

Acting By: /s/ Clay Newton

Name: Clay Newton

Title: Director

Executed and Delivered as a Deed by

THE ROYAL BANK OF SCOTLAND PLC

Acting By: /s/ C. Bousfield

Name: C. Bousfield

Title: _________________